Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-218714) on Form F-1 of our report dated June 5, 2017, relating to the consolidated financial statements and financial statement schedule of condensed parent company financial information of Canada Goose Holdings Inc., appearing in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

June 26, 2017